ACCESSOR FUNDS, INC.


                    FIFTH AMENDED AND RESTATED CODE OF ETHICS


         This Code of Ethics (the "Code"), establishes rules of conduct for Accessor Funds, Inc. ("Accessor Funds"), the investment portfolios of Accessor Funds listed on the attached Attachment A (individually a "Fund" and collectively the "Funds"). The Code has been adopted by the Board of Directors of Accessor Funds pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act").

Section I.        Definitions

         For purposes of this Code, "Covered Person" shall mean the following persons:

(A) any officer or employee of Accessor Capital Management LP ("Accessor Capital"), the investment adviser of the Fund, or any natural person in a control1 relationship to Accessor Capital (an "Accessor Capital Covered Person");

(B) any independent contractor or any employee of any independent contractor or any person working on a temporary basis for a period of more than two weeks on the premises of Accessor Funds who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities of Accessor Funds ("Independent Covered Person") or who has access to shareholder information;

(C) any employee of any Money Manager (a "Money Manager" or collectively the "Money Managers") of a Fund or of any company in a control relationship to any Money Manager who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities of the Fund managed by the Money Manager or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendations with respect to the Fund managed by the Money Manager regarding the purchase or sale of securities (an "Advisory Covered Person");

(D) any director or officer of Accessor Funds not otherwise covered by (A) or (B) above; and any natural person in a control relationship to Accessor Funds who obtains information concerning recommendations made to Accessor Funds with regard to the purchase or sale of a security ("Outside Director Covered Person").

         For purposes of this Code, the term "security" shall have the meaning set forth in Section 2(a)(36) of the Act2, except that it does not include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, shares of open-end investment companies registered under the Act, and such other instruments as designated by the Board of Directors of Accessor Funds.

Section II.       Statement of General Principles

         The general fiduciary principles that govern the personal trading activities of Covered Persons are the duty at all times to place the interests


                                     Page 1
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of the shareholders of Accessor Funds first; the requirement that all personal securities transactions be conducted in a manner which does not interfere with Accessor Funds' or a Fund's transactions, so as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and the fundamental standard that Covered Persons should not take any inappropriate or unfair advantage of their relationship with Accessor Funds or the Funds.

         All Covered Persons must adhere to these general principles as well as comply with the Code's specific provisions.

Section III.      Designated Supervisory Persons

         The Chief Compliance Officer of Accessor Funds is designated to oversee the provisions of the Code (the "Designated Supervisory Person"). The Chief Compliance Officer may designate an alternate to administer the Code. The Principal Executive Officer of Accessor Funds is designated as the alternate Designated Supervisory Person and shall review any trades by the Chief Compliance Officer. Each Money Manager shall appoint one or more supervisory persons in accordance with that Money Manager's obligations pursuant to Rule 17j-1 of the Act to supervise the provisions of a Code of Ethics adopted by the Money Manager (an "Advisory Supervisory Person").

Section IV.       Primary Prohibitions

(A) No Covered Person shall recommend any securities transaction by Accessor Funds or a Fund without having disclosed his or her interest, if any, in such securities or the issuer of the securities, including without limitation:

(1) his or her direct or indirect beneficial ownership of any securities of such issuer;

(2) any contemplated transaction by such person in such securities;

(3)               any position with such issuer or its affiliates; and

(4) any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

(B) No Covered Person shall accept any gift or other thing of more than de minimus value from any person or entity that does business with or on behalf of Accessor Funds or a Fund.

(C) No Covered Person shall, directly or indirectly in connection with the purchase or sale of any securities held or to be acquired3 by Accessor Funds or any Fund:

                  (1) employ any device, scheme or artifice to defraud Accessor Funds or any Fund;

                  (2) make to Accessor Funds or any Fund any untrue statement of a material fact or omit to state to Accessor Funds or any Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; or

                  (3) engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon Accessor Funds or any Fund.

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

(D) No Covered Person shall purchase, directly or indirectly, or by reason of such transaction acquire, any direct or indirect beneficial ownership4 of any securities in an initial public offering or a private placement transaction eligible for purchase or sale by Accessor Funds or a Fund. Furthermore, all covered persons shall obtain pre-approval for any purchases of an initial public offerings or private placement.

Section V.        Accessor Capital Covered Persons

         No Accessor Capital Covered Person shall purchase5, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership. Securities may be sold subject to pre-approval by the Designated Supervisory Person (for information on obtaining pre-approval, see Attachment B).

         Except that such prohibitions shall not apply to:

(A) purchases or sales effected in any account over which the Accessor Capital Covered Person has no direct or indirect influence or control;

(B) purchases or sales that are non-volitional on the part of the Accessor Capital Covered Person6;

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

(C) purchases that are part of an automatic dividend reinvestment plan;

(D) purchases of securities that are part of an employee compensation package including stock options (pre-approval must be obtained prior to exercising any such options);

(E) purchases or sales effected in a TreasuryDirect account for Series EE bonds (Patriot bonds), I bonds, Treasury bills, Treasury notes, Treasury bonds, TIPS or Series HH bonds;

(F) securities acquired as a gift or inheritance (preclearance is required for the sale and/or other disposition of such securities); and

(G) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired.

Section VI.       Independent Covered Person

         During the period engaged to work on the premises of the Accessor Funds, no Independent Covered Person shall purchase, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership. Securities may be sold subject to pre-approval by the Designated Supervisory Person (for information on obtaining pre-approval, see Attachment B).

         Except that such prohibitions shall not apply to:

(A) purchases or sales effected in any account over which the Independent Covered Person has no direct or indirect influence or control;

(B) purchases or sales that are non-volitional on the part of the Independent Covered Person;6

(C) purchases that are part of an automatic dividend reinvestment plan;

(D) purchases of securities that are part of an employee compensation package including stock options (pre-approval must be obtained prior to exercising any such options);

(E) purchases or sales effected in a TreasuryDirect account for Series EE bonds (Patriot bonds), I bonds, Treasury bills, Treasury notes, Treasury bonds, TIPS or Series HH bonds;

(F) securities acquired as a gift or inheritance (preclearance is required for the sale and/or other disposition of such securities); and

(G) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired;

Section VII.      Advisory Covered Person

         Each Money Manager shall adopt and maintain a Code of Ethics in accordance with that Money Manager's obligations pursuant to Rule 17j-1 of the Act and each Advisory Covered Person of each Money Manager shall be subject to such Code of Ethics. Each Money Manager shall deliver a copy of its respective Code of Ethics to the Designated Supervisory Person upon commencement of services to the Funds and within six months of any material changes.

Section VIII.     Outside Director Covered Person

         Outside Director Covered Persons are not subject to specific prohibitions on personal securities transactions except as set forth in Section IV, Primary Prohibitions, but are subject to the reporting obligation set forth in Section IX, Reporting.

Section IX.       Reporting

         Initial Holdings Reports:

                  Within 10 days of becoming either an Accessor Capital or an Independent Covered Person, each such person must provide the following information to the Designated Supervisory Person (which information must be current as of a date no more than 45 days prior to date such person became either an Accessor Capital or Independent Covered Person): (i) the title, number of shares, and principal amount of each security in which the person had any direct or indirect beneficial ownership when the person became a Covered Person and (ii) the name of any broker, dealer or bank with whom the person maintains any account in which any securities are held. During this time each person must also request duplicate confirmations and statements to be sent directly to Compliance for all accounts. (See Attachments C and D).

         Quarterly Transaction Reports:

     (A) Accessor Capital and Independent Covered Persons must submit a report to the Designated Supervisory Person no later than 30 days after the end of each calendar quarter in a form containing the information as set forth in Attachment E about each transaction, if any, by which he or she acquires or sells any direct or indirect beneficial ownership of a security. (Such report shall also contain securities acquired or sold/disposed of by means of gift or inheritance in transactions exempted in Section V and Section VI.) At this time, for any account established by an Accessor Capital Covered Person in which securities were held during the quarter, the person must submit a report providing the name of the broker, dealer or bank where the account was established as well as the date the account was established.

     (B) Outside Director Covered Persons who obtain information concerning recommendations made to Accessor Funds with regard to the purchase or sale of a security, shall be required to report a transaction only if such person, at the time of that transaction, knew, or in the ordinary course of fulfilling his or her official duties as a director of Accessor Funds should have known, that during the 15-day period immediately preceding or after the date of the transaction by such person, the security such person purchased or sold is or was purchased, or sold by Accessor Funds or was being considered for purchase or sale by the Fund, Accessor Capital or any of the Money Managers.

     (C) Advisory Supervisory Persons must certify that each Advisory Covered Person is in compliance with their respective Codes of Ethics or report any. Advisory Supervisory Persons shall make such certifications and/or reports to the Designated Supervisory Person within 15 days of the end of each quarter.

     (D) Quarterly transaction reports required by paragraph (A) above do not need to be made for transaction effected pursuant to an automatic investment plan.

         Annual Holdings Report:

                  All Accessor Capital and Independent Covered Persons must submit annually the following information (which must be current as of a date no more than 45 days before the report is submitted): (i) the title, number of shares and principal amount of each Security (other than those excepted from the definition of security) in which the person had any direct or indirect beneficial ownership and (ii) the name of any broker, dealer or bank with whom the person maintains an account in which any securities are held. (See Attachment C and D)

Section X.        Administration and Procedural Matters

         The Designated Supervisory Person of Accessor Funds shall:

     (A) furnish a copy of this Code to each Accessor Capital Covered Person, Independent Covered Person, Outside Director Covered Person and to the appropriate Supervisory Advisory Person of each Money Manager;

     (B) notify each Accessor Capital Covered Person, Independent Covered Person, Outside Director Covered Person, and each Advisory Supervisory Person of his or her obligation to file reports as provided by this Code;

     (C) request reports from the appropriate Advisory Supervisory Person of each Money Manager;

     (D) review the applicable Code of Ethics of each Money Manager on an annual basis;

     (E) provide to the Board of Directors, no less than annually, the following information:

                  (1) a report that describes any issues arising under the Code since the last report to the Board, including, but not limited to, information about violations of the Codes, and any sanctions imposed in response to the violations, and

                  (2) a certification that the Fund and its investment advisers have adopted procedures reasonable necessary to prevent Covered Persons from violating the Code.

     (F) supervise the implementation of this Code and the enforcement of the terms hereof;

     (G) determine whether any particular securities transaction should be exempted pursuant to the provisions of this Code;

     (H)  issue either  personally  or with the  assistance of counsel as may be
          appropriate,   any  interpretation  of  this  Code  which  may  appear
          consistent with the objectives of Rule 17j-1 and this Code;

     (I) conduct such inspections or investigations as shall reasonably be required to detect and report any apparent violations of this Code to the Board of Directors or any committee appointed by them to deal with such information; and

     (J) maintain and cause to be maintained in an easily accessible place, the following records:

          (1) a copy of any Code adopted pursuant to Rule 17j-1 which has been in effect during the past five (5) years;

          (2) a record of any violation of any such Code and of any action taken as a result of such violation;

          (3) a copy of each report made by a Covered Person, including any information provided in lieu of the reports;

          (4) a list of all persons who are, or within the past five (5) years have been, required to make reports and of those persons required to review such reports pursuant to Rule 17j-1 and this Code with an appropriate description of their title or employment.

          (5) a copy of each report required by Section X(E) made by the Designated Supervisory Persons during the past five (5) years;

         The Board of Directors of Accessor Funds shall:

     (A) approve by a majority vote, including a majority of directors who are not interested persons, the Code of Ethics of each investment adviser and any material changes to these codes. Approval must be based upon a determination that the Code contains provisions reasonable necessary to prevent Covered Persons from engaging in any conduct prohibited by
          Section IV of this Code. Prior to approval, the Board must receive a certification from the Fund or its investment advisers that it has adopted procedures reasonably necessary to prevent Covered Persons from violating their Codes of Ethics,

     (B) approve the Code of Ethics of an Investment Adviser before initially retaining the services of the adviser, and

     (C) approve all material changes to a code no later than six months after adoption of the material change.

Section XI.       Sanctions

         Upon discovering that a Covered Person has not complied with the requirements of this Code, the Board of Directors may impose on such Covered Person whatever sanctions the Board deems appropriate, including, among other things, a fine, a letter of censure, suspension or termination of such Covered Person's position or relationship with Accessor Funds and/or restitution of an amount equal to the difference between the price paid or received by Accessor Funds or a Fund and the more advantageous price paid or received by such Covered Person as a result of their transgression. Advisory Covered Persons shall first be subject to sanctions imposed under their respective Codes of Ethics.

         The Board of Directors, in its discretion, may impose any of the sanctions set forth in this Article XI for any violations of the requirements of this Code, including, but not limited to, the filing by any Covered Person of any false, incomplete or untimely reports contemplated by the Code.

Section XII.      Confidentiality

         All information obtained from any Covered Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization only to the extent required by law or regulation.

Section XIII.     Other Laws, Rules and Statements of Policy

         Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by the Fund.

Section XIV.      Certification By Covered Persons

         All Accessor Capital Covered Persons, Independent Covered Persons, and Outside Director Covered Persons must:

     (A)  certify that they have read and understand this Code;

     (B) recognize that as a Covered Person they are subject to the terms of this Code; and

     (C) certify on an annual basis that they have complied with the requirements of this Code and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code.

         An appropriate form of certification is attached as Attachment F.

         The Advisory Supervisory Person for each Money Manager shall certify to the Designated Supervisory Person of the Fund that they have received similar certification from each Advisory Covered Person of the respective Money Managers.

Dated: April 6, 1995.
Revised:  February 6, 1996.
Revised:  February 20, 1997.
Revised:  February 19, 1998.
Revised:  May 7, 1999
Revised:  August 19, 1999
Revised:  May 18, 2000
Revised:  November 13, 2000
Revised:  May 31, 2001
Revised:  November 14, 2003
Revised: December 16, 2004

                                  ATTACHMENT A

                              Accessor Funds, Inc.
                                December 16, 2004

                                   Growth Fund
                                   Value Fund
                              Small to Mid Cap Fund
                            International Equity Fund
                         Intermediate Fixed-Income Fund
                      Short-Intermediate Fixed-Income Fund
                              High Yield Bond Fund
                            Mortgage Securities Fund
                           U.S. Government Money Fund
                      Limited Duration U.S. Government Fund
                         Accessor Income Allocation Fund
                   Accessor Income and Growth Allocation Fund
                        Accessor Balanced Allocation Fund
                   Accessor Growth and Income Allocation Fund
                         Accessor Growth Allocation Fund
                   Accessor Aggressive Growth Allocation Fund

                                  ATTACHEMENT B
                                    Section 1

         Upon written request from an Accessor Capital or Independent Covered Person, the Designated Supervisory Person shall have the sole discretion to pre-approve a sale of a security. The Designated Supervisory Person shall make such determination in accordance with the following:

     (A) Prior approval shall be granted only if the sale is consistent with the purposes of this Code and Section 17(j) of the Act. To illustrate, sale shall be considered consistent with the Code if it is only remotely potentially harmful to a Fund because such sale would be unlikely to affect a highly institutional market, or because such sale is clearly not related economically to the securities held, purchased or sold by a Fund.

     (B)  Prior approval shall take into account, among other factors:

          (1) whether the amount or nature of the transaction or person making it is likely to affect the price or market for the security (i.e. under 500 shares of an issuer with a market cap >$1Billion);

          (2) whether the Covered Person making the proposed sale is likely to benefit from purchases or sales being made or being considered by a Fund; and

          (3) whether the security proposed to be sold is one that would qualify for purchase or sale by a Fund.

     (C) Covered Persons must submit in writing all requests for pre-approval using either the form below or any similar form containing the same information about the transaction(including an email request). Approval will be granted or denied and evidenced by the signature of the Designated Supervisory Person. Such Designated Supervisory Person shall retain a copy of all pre-approval forms, with all required signatures.

         If approval is given to the Covered Person to engage in a sale, the Covered Person is under an obligation to disclose that position if such Covered Person plays a material role in a Fund's subsequent investment decision regarding the same issuer.

         Approval granted to the Covered Person is only effective for the business week in which approval was granted. If the trade is not made in that week, approval must be obtained again.




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                                  ATTACHMENT B
                                    Section 2

                              ACCESSOR FUNDS, INC.

                            REQUEST FOR PERMISSION TO
                         ENGAGE IN PERSONAL TRANSACTION

To the Designated Supervisory Person:

         On each of the dates proposed below, I hereby request permission to effect sales in which I have a beneficial ownership, interest or legal title, and which transactions are required to be pre-approved pursuant to the Fifth Amended and Restated Code of Ethics adopted by Accessor Funds, Inc. ("Accessor Fund") pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended.

               (Use approximate dates and amounts of proposed transactions.)


                                                          Dollar Amount          Nature of
                     Proposed        No. of Shares or    of Transaction         Transaction
Name of Security       Date of       Principal Amount                        (Purchase, Sale,      Broker/Dealer or
        --------      Transaction                                                  Other)                 Bank            Price

------------------ ----------------- ------------------ ------------------ ---------------------- -------------------- -----------

------------------ ----------------- ------------------ ------------------ ---------------------- -------------------- -----------

------------------ ----------------- ------------------ ------------------ ---------------------- -------------------- -----------

------------------ ----------------- ------------------ ------------------ ---------------------- -------------------- -----------

------------------ ----------------- ------------------ ------------------ ---------------------- -------------------- -----------

                                                                   Name:
                                                                        ------------------------------------------------

Date:    ________________________________                          Signature:        __________________________
     ------------------------------------                                    ----------------------------------
                                                                   Position
                                                                   with Fund:        __________________________


Date:    _________________________________                         Signature:
     -------------------------------------
                                                                               Designated Supervisory Person
For Compliance Use only:                                           Permission Granted                 Permission Denied


Security Held by Fund:___________

Activity in Security in past 15 days:________________

Market Cap of Security:_____________

                                  ATTACHMENT C

To the Designated Supervisory Person:

In accordance with the Accessor Funds, Inc. Code of Ethics and as an Accessor Captial Covered Person or an Independent Covered Person, I am providing the following list of securities of which I have direct or indirect beneficial ownership. In addition, I have indicated any broker, dealer, or bank with whom I have an account in which these securities are held. I understand that such information must be current as of a date no more than 45 days before the report is submitted.

                                                                                                     For Internal
Use:
                                                        BROKER, DEALER,                       SOLD     SHARES        DATE
TITLE                                  SHARES           OR BANK
                                                                                              -------- ------------- -------------

-------------------------------------- ---------------- ---------------------------

-------------------------------------- ---------------- ---------------------------

-------------------------------------- ---------------- ---------------------------

-------------------------------------- ---------------- ---------------------------

-------------------------------------- ---------------- ---------------------------

-------------------------------------- ---------------- ---------------------------

-------------------------------------- ---------------- ---------------------------

-------------------------------------- ---------------- ---------------------------

-------------------------------------- ---------------- ---------------------------

-------------------------------------- ---------------- ---------------------------

-------------------------------------- ---------------- ---------------------------

-------------------------------------- ---------------- ---------------------------

-------------------------------------- ---------------- ---------------------------

-------------------------------------- ---------------- ---------------------------

-------------------------------------- ---------------- ---------------------------

-------------------------------------- ---------------- ---------------------------

-------------------------------------- ---------------- ---------------------------
attach additional pages if necessary

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) any other transactions not required to be reported under the Code, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:  ______________           Signature:
                                                  ----------------------------

                                Print Name:
                                                  ----------------------------
                                Position with
                                Accessor Funds or
                                Accessor Capital:

                                  ATTACHMENT D

(Date)

(Broker Name)
(Broker Address)

Re:      (Employee)
         (SSN)

Dear Sir or Madam:

Please be advised that the above-referenced person is an employee of Accessor Capital Management, a registered investment adviser. Please send duplicate confirmation of this employee's transactions in securities, as well as duplicate statements to the attention of:

                                                Accessor Capital Management LP
                                                1420 Fifth Ave, Suite 3600
                                Seattle, WA 98101
                                                attn: Christine J. Stansbery

This request is made pursuant to the Code of Ethics of Accessor Funds, Inc. as required under federal securities law.

Thank you for your cooperation.

Sincerely,

                                   (Employee)

Cc: Accessor Capital Management

                                  ATTACHMENT E

                              ACCESSOR FUNDS, INC.
                        REPORT OF SECURITIES TRANSACTIONS

To the Designated Supervisory Person:

         On the dates indicated, the following transactions, if any, were effected in securities of which I, my family (spouse, minor children or adults living in my household) or trusts of which I am trustee, participated or acquired, direct or indirect "beneficial ownership," and which transactions are required to be reported pursuant to the Fifth Amended and Restated Code of Ethics (the "Code") adopted by Accessor Funds, Inc. (the "Fund") pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act"). If no such transactions were effected, I have so indicated by typing or printing "NONE."

                                                                         Nature of
                                   No. of Shares                         Transaction
Name of Security   Date of         or Principal      Dollar Amount of    (Purchase,                    Broker/Dealer or
        --------                                                   ---                                               --
                   Transaction     Amount            Transaction         Sale, Other)      Price       Bank
                   -----------     ---------         -----------         ------------      -----       ----
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) any other transactions not required to be reported under the Code, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

I accepted a gift or other thing from a vendor or other person or entity that does business with or on behalf of Accessor Capital, Accessor Funds or a Fund.

--------------- ----------------------------------------------------- -------------------------------- -----------------
Date            Gift                                                  Vendor                           Value
--------------- ----------------------------------------------------- -------------------------------- -----------------
--------------- ----------------------------------------------------- -------------------------------- -----------------

--------------- ----------------------------------------------------- -------------------------------- -----------------
--------------- ----------------------------------------------------- -------------------------------- -----------------

--------------- ----------------------------------------------------- -------------------------------- -----------------
--------------- ----------------------------------------------------- -------------------------------- -----------------

--------------- ----------------------------------------------------- -------------------------------- -----------------


Date:  ______________                                Signature:
                                                                       --------------------------------------------

                                                     Print Name:
                                                                       --------------------------------------------

                                                     Position with
                                                     Accessor Funds or
                                                     Accessor Capital:
                                                                      ---------------------------------------------

Reviewed by: ___________________________

Date:_______________

                                  ATTACHMENT F
                                  CERTIFICATION

To the Designated Supervisory Person of Accessor Funds, Inc.:

     I hereby acknowledge receipt of a copy of the Code of Ethics of Accessor Funds, Inc. ("Accessor Funds").

     I have read and understand the Code of Ethics and recognize that I am subject thereto. I certify that I have complied to date with this policy during the term of my employment with Accessor Funds or Accessor Capital Management LP and that I will continue to adhere to these policies and procedures in the future. Moreover, I agree to promptly report to or discuss with the Designated Supervisory Person any breach or possible breach of such policy by any person to whom they are applicable.

         Further, I understand that on no less than a quarterly basis, I have an obligation to provide evidence of all trading activity, in other than exempted transactions, to the Designated Supervisory Person. I acknowledge that the sale of any securities owned by me prior to my date of employment with Accessor Funds, must be pre-approved by the Designated Supervisory Person prior to my executing these trades. I further acknowledge that I may be subject to sanctions, including fines, for any failure to abide by the Code of Ethics.

NOTE Accessor Capital and Independent Covered Persons: A fine of $50 will be levied against anyone who fails to provide any required report within the appropriate time period as contained within this Code.

Date: ___________________                   ___________________________
                                                              Signature

                                                     ---------------------------
                                                              Print Name



                                          Received on behalf of Accessor Funds:


                                                   ---------------------------

                                          Designated Supervisory Person
                                                        ---------
                                                       Date



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1 "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than 25 per centum of the voting securities of any company shall be presumed not to control such company.

2 "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.
3 A security "held or to be acquired" means (i) a security which in the most recent 15 days is or has been held by the Fund or is being or has been considered by the Fund or its investment adviser for purchase by the Fund (ii) any option to purchase or sell, and any security convertible or exchangeable for a security described in (i) above.

         A security is "being considered for purchase or sale" when a recommendation to purchase or sell such security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

4 The term "beneficial ownership" as used in the Code is to be interpreted by reference to Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the "Rule"), except that the determination of direct or indirect beneficial ownership for purposes of the Code must be made with respect to all securities that a Covered Person has or acquires. Under the Rule, a person is generally deemed to have beneficial ownership of securities if: (1) the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power, which includes the power to vote, or to direct the voting of, the securities and/or (b) investment power, which includes the power to dispose of, or to direct the disposition of, the securities; and (2) the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities. A person is deemed to have voting and/or investment power with respect to securities within the meaning of the Rule if the person has the right to acquire beneficial ownership of the security within 60 days, including any right to acquire the security; through the exercise of any option, warrant or right; through the conversion of a security; pursuant to the power to revoke a trust, discretionary account or similar arrangement; or pursuant to the automatic termination of a trust, discretionary account or similar arrangement.
         The term "pecuniary interest" in particular securities is generally defined in the Rule to mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. A person is deemed to have an "indirect pecuniary interest" within the meaning of the Rule in any securities held by members of the person's immediate family sharing the same household, the term "immediate family" including any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, as well as adoptive relationships. Under the Rule, an indirect pecuniary interest also includes, among other things: a general partner's proportionate interest in the Fund securities held by a general or limited partnership; a person's right to dividends that is separated or separable from the underlying securities; a person's interest in certain trusts; and a person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable, the term "derivative security" being generally defined as any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with, or value derived from, the value of an equity security. For purposes of the Rule, a person who is a shareholder of a corporation or similar entity is not deemed to have a pecuniary interest in Fund securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity's Fund.

5 New employees of Accessor Capital shall have 90 days from the date of their hire to put their accounts in order, prior to being subject to the comprehensive restrictions on the purchase and sale of securities as described in Section V of the Code. During the 90-day period, the new employee may engage in the purchase or sale of a security provided that the employee has obtained pre-approval from the Designated Supervisory Person for such purchase or sale, except for transactions listed in subsections (A) through (F) of the Section V of the Code which may not require preapproval. (For information on obtaining pre-approval, see Attachment B).

6 Non-Volitional purchases or sales are purchases or sales made on behalf of an Accessor Covered Person by a broker-dealer, trustee, or other personal representative through an account over which the Accessor Covered Person has no authority to direct the broker-dealer, trustee or other personal representative. On an annual basis, the broker-dealer, trustee or other personal representative will be required to certify to the Designated Supervisory Person that the Accessor Covered Person has not given any instructions for the purchase or sale of any securities in the account.


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